As filed with the Securities and Exchange Commission on August 10, 2018

Registration Statement No. 333-191214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Avino Silver & Gold Mines Ltd.
(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Suite 900, 570 Granville Street

Vancouver, British Columbia

V6C 3P1, Canada

604-682-3701

(Address and telephone number of Registrant’s principal executive offices)

Paracorp Incorporated

1090 Vermont Ave NW #910

Washington, DC 20005

888-272-3725

(Name, address and telephone number of agent for service)

Copy to:

Malcolm Davidson Chief Financial Officer 570 Granville Street, Suite 900 Vancouver, British Columbia V6C 3P1, Canada Telephone: (604) 682-3701 Facsimile: (604) 682-3600	Daniel B. Eng Lewis Brisbois Bisgaard & Smith LLP 333 Bush Street, Suite 1100 San Francisco, California 94104 Telephone: (415) 362-2580 Facsimile: (415) 434-0882

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Aggregate maximum offering price	Amount of registration fee
See below (1)	N/A	N/A	N/A	N/A

(1) The registrant is not registering additional securities.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form F-3 relates to the Registration Statement on Form F-3 (Registration No. 333-191214) of Avino Silver & Gold Mines Ltd., a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), which was declared effective by the Securities and Exchange Commission on December 6, 2013 (the “Registration Statement”). The Registration Statement registered for sale of up to $13,500,000 of its common shares, warrants to purchase common shares, debt securities and units consisting of common shares, warrants or debt securities or any combination of these securities in one or more transactions from time to time (the “Securities”).

The offering contemplated by the Registration Statement has terminated, accordingly, the Company is filing this Post-Effective Amendment No. 1 to Form F-3 to deregister all of the Securities registered under the Registration Statement that remain unsold as of the date hereof.

In accordance with the Company’s undertaking in Part II, Item 10 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to Form F-3 to deregister all of the Securities remaining unsold under the Registration Statement and such Securities are hereby deregistered.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective No. 1 to the Registration Statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada, on the 10th day of August, 2018.

AVINO SILVER & GOLD MINES, LTD.

By:	/s/ David Wolfin
David Wolfin, President,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 1 to the Registration Statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ David Wolfin	Date: August 10, 2018
David Wolfin,
President , Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Malcolm Davidson	Date: August 10, 2018
Malcolm Davidson,
Chief Financial Officer
(Principal Financial and Accounting Officer)

By:	/s/ Jasman Yee	Date: August 10, 2018
Jasman Yee,
Director

By:	/s/ Michael Baybak	Date: August 10, 2018
Michael Baybak, Director Authorized Representative in the United States

By:	/s/ Gary Robertson	Date: August 10, 2018
Gary Robertson,
Director

By:	/s/ Peter Bojtos	Date: August 10, 2018
Peter Bojtos
Director

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